EXHIBIT 10.42

BOST1-636474-2
                  MANAGEMENT SERVICES AGREEMENT




                              AMONG




                  Richard H. Villa, D.M.D., PC
                           (the "PC")

                               AND


              Omega Orthodontics of Virginia, Inc.
                           (the "MSO")

                               AND

                    OMEGA Orthodontics, Inc.
                            ("OMEGA")
                       TABLE OF CONTENTS


ARTICLE  1TERM                                                  2
ARTICLE  2DUTIES OF THE MSO                                     2
 2.1 General                                                   2
 2.2 Orthodontic Office Services                               2
 2.3 Administrative Services                                   3
 2.4 Business Systems, Procedures and Forms                    3
 2.5 Purchasing, Accounts Payable, Supplies and Inventory
 Control                                                       4
 2.6 Regulatory Compliance Services                            4
 2.7 Billing, Collection                                       4
 2.8 Disbursement of Funds                                     5
 2.9 MSO Expenses                                              5
 2.10 Credit Reports                                           8
 2.11 Accounting; Bookkeeping and Reports                      8
 2.12 Marketing                                                8
 2.13 Complaints                                               8
 2.14 Practice Laws                                            8
 2.15 Monthly Meetings                                         9
 2.16 Maintenance and Cleaning Services                        9
 2.17 Licenses and Permits                                     9
 2.18 Insurance                                                9
 2.19 Practice Transition and Associate Selection              9
ARTICLE  3 DUTIES OF THE PC                                    10
 3.1 General                                                  10
 3.2 Employment of the Orthodontists and Rendering of Patient
 Care                                                         10
 3.3 Professional Services                                    10
 3.4 Records                                                  10
 3.5 Professional Expenses                                    11
 3.6 Professional Liability Insurance                         11
 3.7 Employment Agreement                                     11
ARTICLE  4 PROFESSIONAL SERVICES, CONTROL OF SOLICITATION,
APPROVAL OF ADVERTISING MATERIAL AND NO RECIPROCATION          12
ARTICLE  5 LEASE OF OFFICE FACILITIES AND EQUIPMENT            12
ARTICLE  6 COMPENSATION                                        15
ARTICLE  7 SECURITY INTEREST                                   15
ARTICLE  8 COVENANTS                                           16
 8.1 PC's Covenants                                           16
 (f)                                                          17
 8.2 MSO's Covenants                                          18
ARTICLE 9 INSURANCE AND INDEMNITY                              18
 9.1 Insurance to be Maintained by the PC                     18
 9.2 Insurance to be Maintained by the MSO                    18
 9.3 Tail Insurance Coverage                                  18
 9.4 Additional Insureds                                      18
 9.5 Indemnification                                          18
 10.1 Termination by the PC                                   19
ARTICLE  11 AUTHORIZED AGENT AND POWERS OF ATTORNEY            20
ARTICLE  12 INDEPENDENT CONTRACTOR RELATIONSHIP                21
ARTICLE  13 MISCELLANEOUS                                      21
 13.1 Access to Records                                       21
 13.2 Patient Records                                         21
 13.3 The PC's Control Over the Orthodontic Practice          21
ARTICLE 14 ALTERNATIVE DISPUTE RESOLUTION                      22
 14.1 Alternative Dispute Resolution                          22
 14.2 Waiver of Jury                                          22
ARTICLE  15 GENERAL PROVISIONS                                 23
 15.1 Notices                                                 23
 15.2 Confidentiality                                         23
 15.3 Contract Modifications for Prospective Legal Events     24
 15.4 Remedies Cumulative                                     24
 15.5 No Obligation to Third Parties                          24
 15.6 Entire Agreement; Termination of Interim Management
 Agreement                                                    24
 15.7 Assignment                                              24
 15.8 Attorneys' Fees                                         25
 15.9  Governing Law                                          25
 15.10  Events Excusing Performance                           25
 15.11  Compliance with Applicable Laws                       25
 15.12  Language Construction                                 25
 15.13  Amendments                                            25
 15.14  Severability                                          25
 15.15  No Waiver                                             26
 15.16  Captions                                              26
 15.17  Counterparts                                          26


                  MANAGEMENT SERVICES AGREEMENT

     THIS AGREEMENT is made effective as of this 31 st day of December, 1997, by and among RICHARD H. VILLA, D.M.D., PC, a professional corporation (the "PC") incorporated under the laws of the Commonwealth of Virginia (the "State"), and OMEGA ORTHODONTICS OF VIRGINIA, INC., a Delaware corporation (the "MSO"), and OMEGA ORTHODONTICS, INC., a Delaware corporation ("OMEGA").

     WHEREAS, OMEGA provides professional management and marketing services to orthodontic practices in the United States, which services include providing practice management systems, office space, equipment, furnishings and active administrative personnel necessary for the operation of orthodontic practices and are provided directly or indirectly through management service organizations such as the MSO;

     WHEREAS, the PC owns and operates an orthodontic practice (the "Practice") with offices located in the facilities identified in the lease attached hereto as Exhibit A (the "Orthodontic Office") and furnishes and will furnish orthodontic care to the general public through the services of Richard H. Villa, D.M.D. ("Dr. Villa") who is duly licensed to practice orthodontics in the State and any and all other orthodontists who are or become affiliated with the PC as of or following the date hereof and who are or become subsequently named on Schedule 1 hereto (individually, an "Orthodontist" and collectively, the "Orthodontists");

     WHEREAS, as of December 20, 1997, OMEGA, Dr. Villa  and  the
PC  previously  entered  into  that  certain  Interim  Management
Agreement (the "Interim Management Agreement") pursuant to  which
OMEGA agreed to provide certain services to the PC;

     WHEREAS,  the  MSO  was  formed  and  acquired  to   provide
equipment, facilities and personnel to, and to manage the non-orthodontic business affairs of, the PC;

     WHEREAS, OMEGA, the PC and Dr. Villa have entered into that certain Affiliation Agreement and Asset Purchase Agreement (the
"Affiliation Agreement") dated as of December 20, 1997, pursuant to which the MSO will acquire certain assets of the PC;

     WHEREAS,  the PC and OMEGA desire to terminate  the  Interim
Management  Agreement upon the effective date of the  Affiliation
Agreement;

     WHEREAS, the MSO's services are designed to improve the efficiency and profitability of the PC while enhancing the ability of Dr. Villa and the Orthodontists (if any) to render quality orthodontic care to the patients of the PC;

     WHEREAS, the PC wishes to retain the MSO to perform the functions and to provide the services described in this Agreement to assist the PC to achieve the above goals.
     NOW, THEREFORE, IT IS AGREED that the MSO shall perform managerial and administrative services for the PC and provide office space and orthodontic facilities appropriate for rendering general orthodontic treatment at the Orthodontic Office upon the following terms and conditions:




                           ARTICLE  1
                              TERM

     1.1 The initial term of this Agreement shall commence on the date first above written and continue for a period of twenty
(20) years (the "Initial Term"), subject, however, to earlier termination in accordance with Article 10 hereof. This Agreement shall continue for two separate and successive ten (10) year periods (each a "Renewal Term" and collectively with the Initial Term, the "Term") unless the MSO otherwise elects upon six months written notice to the PC prior to expiration of the Initial Term or any then effective Renewal Term.

                           ARTICLE  2
                        DUTIES OF THE MSO

     2.1    General.   The  MSO  shall  provide   the   PC   with
comprehensive practice management, financial and marketing services, and such facilities, equipment, and support personnel as are reasonably required by the PC to operate its Practice at the Orthodontic Office, as determined by the MSO in consultation with the PC. The PC hereby appoints the MSO as the sole and exclusive business manager of the PC and agrees that the MSO shall have all power and authority reasonably necessary to manage the non-orthodontic business affairs of the PC and carry out the MSO's duties under this Agreement, subject to the requirements of the applicable provisions of State law relating to the practice of orthodontics. The MSO may perform some or all of its services at a location other than at the Orthodontic Office. The PC acknowledges and agrees that the MSO may subcontract with other persons or entities, including any entities related to the MSO by ownership or control, to perform any part or all of the services required of the MSO hereunder.

     2.2 Orthodontic Office Services. The MSO shall provide or arrange for the provision of the office space and related leasehold improvements to constitute the Orthodontic Office and related fixtures, furniture, furnishings, equipment and related services (collectively, the "Orthodontic Office Services") described in Schedule 2 attached hereto and incorporated by reference, as such Schedule may be amended by the PC and the MSO from time to time. The MSO shall be responsible for all repairs, maintenance and replacement of the Orthodontic Office including such leasehold improvements, fixtures, furniture, furnishings and equipment, except for repairs, maintenance and replacement necessitated by the negligence of the PC, its employees and agents (not including the MSO or its employees or agents). The MSO shall, on an ongoing basis, evaluate and consult with the PC on the equipment needs of and the efficiency and adequacy of the Orthodontic Office. The MSO shall provide telephone, facsimile transmission, printing, duplicating and transcribing services as needed, as well as all laundry, linen and uniforms.

     2.3  Administrative Services.

          (a) The MSO shall supply secretarial, reception, maintenance, front office, skilled assistants and other personnel, except duly licensed "Practice Providers," during normal office hours as reasonably requested by the PC, to enable the PC to perform effectively orthodontic and treatment services. The MSO shall be responsible for staff scheduling, provided, however, that all Practice Providers including orthodontic assistants and hygienists shall be under the direct supervision of the PC. The PC shall have sole authority to employ and terminate the employment of all Practice Providers. All personnel placed in the Orthodontic Office by the MSO shall be subject to the approval of the PC, which approval shall not be unreasonably withheld, and the PC shall have the authority to instruct the MSO to terminate the employment of such personnel for any lawful reason. The MSO shall be responsible for all personnel wages (excluding wages for Practice Providers and clinical personnel, such as hygienists and laboratory personnel), withholding, fringe benefits, bonuses and workers' compensation insurance in connection with its employees; provided, however, that the PC is in full compliance with the compensation provisions of this Agreement.

          (b) "Practice Providers" shall mean the individuals who are duly licensed to practice dentistry and/or orthodontics in the State including Dr. Villa and the Orthodontists (if any) and other individuals who are employees of the PC or otherwise under contract with the PC to provide dental or orthodontic, hygienic or other assistance or services to patients of the PC or otherwise required by applicable "Laws" (as defined in Section
2.6 below) to be employees of the PC to provide services to patients of the Practice. A list of all Practice Providers and their relationship to the PC is set forth as Exhibit B attached hereto and incorporated herein by reference. Prior to making any changes in the list of Practice Providers, the PC shall use its best efforts to consult with the MSO. The PC also shall use its best efforts to consult with the MSO with regard to the terms of contracts entered into between the PC and the Practice Providers and the terms and conditions of their employment or engagement as independent contractors.

     2.4 Business Systems, Procedures and Forms. In consultation with the PC, the MSO shall establish standardized business systems and procedures for the PC, including, but not limited to, patient scheduling systems, treatment records systems, financial reporting and process control systems and patient communication management systems including any amendments from time to time (the "OMEGA Patient Scheduling System"), that are designed to improve the PC's operating efficiency. The MSO shall analyze such information on an ongoing basis in order to advise the PC on ways of improving operating efficiencies. The MSO shall provide training to the staff of the PC in the implementation and operation of such standardized business systems and procedures. The MSO shall additionally provide the PC with and train the PC's staff in the use of standardized clinical forms, including, without limitation, forms for patient evaluations and treatment plans. The PC expressly acknowledges and agrees that it shall have no property rights in the OMEGA Patient Scheduling System and the other foregoing systems, procedures and clinical forms, and further agrees that such systems, procedures, and forms shall be deemed to constitute Confidential Information within the meaning of Section 8.1 hereof and be subject to the restrictions on the use, appropriation, and reproduction of such Confidential Information provided for in
Section 8.1.

     2.5   Purchasing, Accounts Payable, Supplies  and  Inventory
Control. The MSO shall be responsible for and shall establish and maintain systems for the handling and processing of all purchasing and payment activities and for the performance of all payroll and payroll accounting functions of the PC. The MSO shall order and purchase and maintain all inventory and orthodontic supplies as reasonably required by the PC to enable the PC to render orthodontic care to its patients including, without limitation, all orthodontic appliances and other supplies, laboratory supplies and sanitation supplies.

     2.6 Regulatory Compliance Services. The MSO shall arrange for or cause to be rendered to the PC such business, legal and regulatory management consultation and advice as may be reasonably required or requested by the PC and directly related to the operations of the PC or its compliance with Federal, state or local laws, rules, regulations or interpretations governing or applicable to the PC (collectively, "Laws"); provided, however, that the MSO shall not be responsible for any services related to malpractice or other professional service claims or matters not directly related to the operation of the PC or its compliance with Laws, or for any legal or tax advice or services or personal financial services to Dr. Villa and the Orthodontists (if any) or any employee or agent of the PC.

     2.7  Billing, Collection.  The MSO shall be responsible for:
(i) billing and collecting payments for all orthodontic and other professional services rendered by the PC and the Practice Providers, with all such billing and collecting to be done in the name of the PC; (ii) receiving payments from patients, insurance companies and all other third party payors; (iii) taking possession  of  and endorsing in the name of the  PC  any  notes, checks, money orders, insurance payments and other instruments received in payment for services or of accounts receivable; and
(iv) settling and compromising claims and, where deemed appropriate by the MSO and consented to (which consent shall not be unreasonably withheld or delayed) by the Practice Provider rendering the professional services which resulted in the applicable accounts receivable, assigning such accounts receivable to a collection agency or the bringing of a legal action against a patient or a payor on the PC's behalf. In seeking payments on behalf of the PC hereunder, the MSO shall act as the PC's agent in billing and collecting professional fees, charges and other accounts owed to the PC and shall only bill under the PC's provider number. In this regard, the PC appoints the MSO for the Term of this Agreement in accordance with the provisions of Article 11 hereof as its true and lawful attorney-in-fact for the purposes set forth above in this Section 2.7 and in Section 2.8 below. The MSO does not guarantee collection and is not responsible for any loss to the PC as a result of any inability to collect fees and charges.

     2.8  Disbursement of Funds.

          (a) All monies collected for the PC by the MSO pursuant to Section 2.7 above shall be deposited into an account (the "PC Account") with a bank whose deposits are insured with the Federal Deposit Insurance Corporation and which bank is acceptable to the MSO and the PC (the "Bank"). The PC Account shall contain the name of the PC, but the MSO shall make all disbursements therefrom. The MSO shall account for all monies so disbursed from the PC Account.
          (b) From the funds collected and deposited by the MSO in the PC Account, the MSO shall make for and on behalf of the PC the following disbursements promptly, when payable:

               (1) Compensation, including salaries, benefits and other direct costs payable to Dr. Villa and the Orthodontists (if any) and the other Practice Providers of the PC, and all withholding taxes and assessments payable to Federal, state and local governments in connection with the employment of such personnel; and

               (2) All compensation payable to the MSO pursuant to Article 6 hereof.

          (c) In the event the funds in the PC Account will, at any time be insufficient to cover the current portion of the foregoing expenses when payable, the MSO may advance to the PC the necessary funds to pay the current portion of such expenses for the benefit of the PC, which advances will be deemed to be loans to the PC to be repaid without interest from the PC Account at such times as there are adequate funds therein or upon such other terms and at such times as agreed to by the PC and the MSO, which indebtedness shall not be deemed an MSO Expense for purposes of Section 2.9.

     2.9 MSO Expenses. The MSO shall be responsible for the payment of all MSO Expenses, as defined below, during the term of this Agreement without reimbursement by the PC, unless otherwise agreed to by the parties hereto.

          (a)   "MSO Expenses" shall mean all operating and  non-
operating  expenses  incurred  in  the  operation  of   the   PC,
including, without limitation:

               (1) Salaries, benefits and other direct costs of all employees of the MSO providing services to the PC hereunder
(but excluding Dr. Villa and all the Orthodontists (if any) and other Practice Providers);

               (2)  (i) Salaries, benefits and other direct costs
of all employees of the PC (other than Dr. Villa and all the Orthodontists (if any) and other Practice Providers), for services provided on and after the commencement date of this Agreement, and (ii) to the extent not paid by OMEGA under the Interim Management Agreement, all such costs of such employees for services provided on and after the commencement date of the Interim Management Agreement and prior to the commencement date of this Agreement, excluding any and all costs of such employees of the PC which are compensation for services rendered by such employees prior to the commencement date of the Interim Management Agreement. To the extent any such excluded costs are paid by OMEGA or the MSO, as the case may be, the MSO shall be entitled to offset such amounts against any amounts to be paid by the MSO to Dr. Villa pursuant to Schedule 3 of this Agreement;

               (3) Direct costs of all employees or consultants of the MSO who provide services at the Orthodontic Office or in connection with the PC required for improved clinic performance, such as work management, materials management, purchasing, charge and coding analysis, and business office consultation;

               (4) Accounts payable of the PC (not including payroll, "Accounts Payable") which have accrued prior to the commencement date of the Interim Management Agreement and which remain unpaid as of the commencement date of this Agreement, but only to the extent that such Accounts Payable do not exceed one-half (1/2) of one "Average" month of Accounts Payable of the PC (the term "Average" shall mean an average of the Accounts Payable of the PC using the last 12 months prior to the end of the month immediately preceding the commencement date of the Interim Management Agreement);

               (5) Direct costs associated with operating the Orthodontic Office, including without limitation, utilities, cleaning and maintenance;

               (6) Obligations of the MSO under leases or subleases entered into in connection with the operation of the Orthodontic Office as well as utility expenses relating to the Orthodontic Office;

               (7) Personal property and intangible property taxes assessed against the MSO's assets used in connection with the operation of the Orthodontic Office, commencing on the date of this Agreement;

               (8) In the event an opportunity arises for additional Orthodontists to become employed by the PC or other orthodontic entities to merge with the PC, actual out-of-pocket expenses of the MSO personnel working on a specified employment arrangement or merger, whether or not such employment arrangement or merger is consummated;

               (9)   Other  expenses  incurred  by  the  MSO   in
carrying out its obligations under this Agreement, but excluding any corporate overhead costs of the MSO or any corporation affiliated with the MSO not specifically listed above.

          "MSO Expenses" shall not include:

               (1) Any Federal, state or local income taxes of the PC, Dr. Villa and the Orthodontists (if any) and the other Practice Providers, or the costs of preparing Federal, state or local tax returns thereof;
               (2) Salaries, benefits and other direct costs of employing Dr. Villa and the Orthodontists (if any) and the other Practice Providers;

               (3) Physician licensure fees, board certification fees and costs of membership in professional associations and societies for Practice Providers beyond any reimbursement made under the "Approved Budget", as defined below;

               (4) Professional liability insurance for the Practice Providers as provided for under Section 3.6 hereof, beyond any reimbursement made under the Approved Budget;

               (5) Costs of continuing professional education for Practice Providers, including travel and related expenses, beyond any reimbursement made under the Approved Budget;

               (6) Costs associated with legal, accounting and professional services incurred by or on behalf of the PC other than as otherwise expressly provided for in Section 2.6 hereof;

               (7) Liability judgments assessed against the PC or the Practice Providers in excess of policy limits or within the deductible limits of any policy;

               (8) Direct personal expenses of the Practice Providers of a kind which the PC may have historically provided or charged to its Practice Providers (including, but not limited to, car allowances and other expenses which are personal in nature);

               (9) Charitable contributions by the PC beyond any reimbursements made under the Approved Budget; and

               (10) Any other expenses which are expressly designated herein as expenses or responsibilities of the PC.

     Notwithstanding the foregoing, the cost of any "lump sum" payments, including but not limited to bonuses, accrued but unpaid sick leave and other similar payments, made to employees of the PC (other than the individuals who are duly licensed to practice dentistry and/or orthodontics in the State and other individuals who are employees of the PC or otherwise under contract with the PC to provide dental or orthodontic, hygienic or other assistance or services to patients of the PC or otherwise required by applicable Laws to be employees of the PC to provide services to patients of the Practice) and to employees of the MSO shall be shared equally by the PC and the MSO.

     As used in this Section 2.9, "Approved Budget" means, for each fiscal year, the aggregate maximum amount that the MSO will reimburse the PC for physician licensure fees, board certification fees, costs of membership in professional associations and societies for Practice Providers, professional liability insurance for the Practice Providers, continuing professional education costs for Practice Providers, including travel and related expenses, and charitable contributions. The PC and the MSO agree that the aggregate maximum annual amount shall be $5,000.

     2.10 Credit Reports. When requested by the PC, or its authorized representative, the MSO shall obtain on behalf of the PC information with regard to the ability of patients to pay for the services to be rendered by the PC. The MSO shall collect all information and determine, to the best of its ability, whether or not patients can pay for services rendered by the PC, either in cash or by insurance. Such determination shall be subject to the reasonable approval by the PC, and as between the PC and the MSO, the PC shall bear the risk of claims by potential patients who may be denied credit.

     2.11 Accounting; Bookkeeping and Reports. The MSO shall provide for or arrange for all accounting and bookkeeping services related to the PC's operations, provided that such services are incurred in the ordinary course of business. In addition, the MSO shall provide the PC with an unaudited internal monthly statement within twenty (20) days after the end of each month and a quarterly review within thirty (30) days after the end of each quarter, respectively, of the MSO's internal statements related to the PC, as well as the books and records of the PC, all prepared by or with the assistance of an accountant chosen by the MSO. At the end of each fiscal year of the PC, the MSO shall arrange for a financial statement with respect to the PC to be prepared by the MSO's accountant. At the PC's request, the MSO shall prepare reports indicating the gross revenues, number of patients, type of patients, and the activity and the productivity of the PC. The MSO shall assist and advise the PC in the financial management of the PC.

     2.12 Marketing. The MSO shall design and execute a marketing plan to promote the PC's professional services. The MSO shall also make available to the PC all brochures, contracts, and other materials reasonably related to the carrying out of the business purposes of the PC, including all stationery, printing and postage costs in connection therewith. In connection with such marketing plan, the MSO shall advise Dr. Villa and the Orthodontists (if any) on establishing and maintaining a plan for patients' payments for orthodontic services on an installment plan basis. All marketing activities hereunder shall be conducted in compliance with all applicable Laws governing advertising by the orthodontic profession.

     2.13 Complaints. The MSO shall assist the PC in handling all complaints, grievances and disputes involving the PC and the Practice Providers and any patients or third parties. However, the MSO shall have no control over the PC's patients. All decisions concerning the PC's patients shall be made by the PC and the Practice Providers.

     2.14 Practice Laws. Notwithstanding any provision in this Agreement, the MSO shall not take any action in connection with the services to be rendered hereunder that violates any Law, including, without limitation, the performance of any task or the taking of any action which violates any Law of the State as it relates to professional orthodontic practices.

     2.15 Monthly Meetings. The MSO shall initiate monthly or more frequent meetings with the PC regarding the policies and procedures for the operation of the PC.

     2.16  Maintenance  and  Cleaning Services.   The  MSO  shall
arrange for security, maintenance and cleaning of the Orthodontic
Office, including the furniture, fixtures and equipment therein.

     2.17 Licenses and Permits. The MSO shall provide and pay for all business and other licenses and permits as necessary to operate the PC except those related to licensure and certifications of the Practice Providers. The MSO shall prepare and file all reports, forms and returns required by Law in connection with workers' compensation, unemployment insurance, social security and other similar Laws with respect to the MSO's employees and with respect to the PC's employees (other than Dr. Villa and all the Orthodontists (if any) and other Practice Providers).

     2.18 Insurance. The MSO shall provide and pay for customary office property damage and liability insurance, including business interruption insurance, not including professional liability insurance (which shall be and remain the responsibility of the PC).

     2.19 Practice Transition and Associate Selection. Dr. Villa and the Orthodontists (if any) shall keep the MSO informed of retirement goals on an ongoing basis. Upon request of the PC, the MSO will conduct a search for an appropriate orthodontist and other professionals (collectively, "Practice Associates") for the purposes of accommodating practice growth, reducing doctor work schedule, or planned retirement. Such search shall include use by the MSO of a national journal advertising program and networking in the profession to locate appropriate Practice Associates. The MSO estimates that it could take approximately two years for such a search. The MSO will provide screening of all applicants and will then present appropriate applicants for final selection by the PC. The PC shall be responsible for interviewing and selecting each Practice Associate. After the Practice Associate(s) is (are) selected by the PC, the MSO will assist the PC with a trial plan of approximately six months for the new Practice Associate(s). It is understood that at the end of this period either the PC or the new Practice Associate may terminate the relationship. All such Practice Associates recruited by the MSO as may be accepted by the PC shall be employees of the PC (if so employed) and not of the MSO. The MSO will confer with the PC on an appropriate salary/work-in arrangement for a new Practice Associate and the final arrangements shall be determined by the PC.


                           ARTICLE  3
                        DUTIES OF THE PC


     3.1    General.   The  PC  shall  be  responsible  for   the
management of its practice and the Orthodontic Office, in accordance with the requirements of the Laws of the State.

     3.2 Employment of the Orthodontists and Rendering of Patient Care. The PC shall be responsible for the employment and professional supervision of Dr. Villa and all Orthodontists and the other Practice Providers and all orthodontic care rendered to patients shall be rendered by Dr. Villa and such Orthodontists. Additionally, the PC shall be responsible for the professional supervision of all other Practice Providers in their rendering of patient care.

     3.3 Professional Services. The PC shall use and occupy the Orthodontic Office designated on Schedule 2 hereof exclusively for the practice and rendering of orthodontic services, and shall comply with all applicable Laws and all standards of orthodontic care. It is expressly acknowledged by the parties that the Practice conducted at the Orthodontic Office shall be conducted solely by Dr. Villa and the Orthodontists and the other Practice Providers acting under the supervision and control of Dr. Villa and the Orthodontists (if any), and no other orthodontist shall be permitted to use or occupy the Orthodontic Office. The PC shall provide professional services to patients hereunder in compliance at all times with ethical standards and Laws applying to the orthodontic profession. The PC shall ensure that Dr. Villa and each Orthodontist who provides orthodontic services to patients is licensed by the State. In the event that any disciplinary, medical malpractice or other actions are initiated or threatened against Dr. Villa or any Orthodontist or other Practice Provider, the PC shall immediately inform the MSO of such action and the underlying facts and circumstances, subject to such confidentiality agreement or arrangements as the PC and the MSO shall mutually determine at or prior to the time of such disclosure. The PC agrees to cooperate with and participate in quality assurance/utilization review programs established by the MSO or mandated by accreditation and licensure standards applicable to the practice of orthodontics. Deficiencies discovered in the performance of any personnel or in the quality of professional services shall be reported immediately to the MSO, and appropriate steps shall be taken by the PC at once to remedy such deficiencies.

     3.4 Records. The PC will keep or cause to be kept accurate, complete and timely dental and other records of all patients. The management of all dental and patient files and records shall comply with all applicable Laws regarding their confidentiality and retention and all files and records shall be located so that they are readily accessible for patient care, consistent with ordinary records management practices. Such records shall be sufficient to enable the MSO, on behalf of the PC, to obtain payments for services and related charges and to facilitate the delivery of quality patient care by the PC. Notwithstanding the foregoing, patient dental records shall be and remain the property of the PC and the contents thereof shall be solely the responsibility of the PC.

     3.5 Professional Expenses. The PC shall be solely responsible for the cost of professional licensure fees and board certification fees, membership in professional associations and continuing professional education incurred by each Orthodontist and other Practice Provider employed by the PC. The MSO shall reimburse the PC for such expenses in accordance with the Approved Budget. The PC shall ensure that Dr. Villa and all the Orthodontists employed by the PC participate in such continuing education as is necessary for Dr. Villa and such Orthodontists to remain current.

     3.6 Professional Liability Insurance. The PC shall provide, or arrange for the provision of, and maintain throughout the Term of this Agreement, professional liability insurance coverage in accordance with the provisions of Article 9 hereof. The PC shall also cooperate in any programs recommended by the MSO to assure that each of its Orthodontists is insurable, and that Dr. Villa and each Orthodontist participates in an on-going risk management program.

     3.7 Employment Agreement. The parties recognize that the services to be provided by the MSO are feasible only if the PC operates an active orthodontic practice to which it, Dr. Villa and each Orthodontist associated with the PC devote their full time and attention, unless other specific provisions are made in writing and mutually agreed upon by the MSO and PC. The PC will cause Dr. Villa and each individual Orthodontist who now is or hereafter becomes affiliated with the PC to enter into a written employment agreement (the "Employment Agreement") satisfactory in form and substance to the MSO, pursuant to which Dr. Villa or the Orthodontist shall agree not to establish, operate or provide orthodontic or dental services, without the prior written consent of both the PC and the MSO, at any office or facility other than the Orthodontic Office. In addition, such Employment Agreement shall provide by its own terms or by a separate agreement that if Dr. Villa's or such Orthodontist's employment shall terminate for any reason during the Term of this Agreement, for a period of 18 months after the termination of Dr. Villa's or such Orthodontist's Employment Agreement with the PC, Dr. Villa or such Orthodontist shall agree not to establish, operate or provide orthodontic or dental services, without the prior written consent of both the PC and the MSO, at any office practice or facility whatsoever providing services similar to those provided by the PC at any orthodontic office within a fifteen (15) mile radius. Such Employment Agreement (or separate agreement) shall also provide, among other things, that in the event of a breach of Dr. Villa's or the Orthodontist's agreement not to compete with the PC provided for in such Employment Agreement (or separate agreement), the MSO shall be entitled to receive, in addition to other remedies and not by way of an election of remedies, liquidated damages equaling the greater of: (a) Dr. Villa's or such Orthodontist's income, as shown on the W-2 form prepared by the PC, for the most recent calendar year; or (b) $300,000. Such payment shall be made to the MSO by the PC immediately following receipt of the payment from Dr. Villa or the breaching Orthodontist by the PC. Each of the MSO and OMEGA shall be expressly named as a third-party beneficiary to such agreements between the PC and Dr. Villa and each Orthodontist and the rights and remedies of the MSO and OMEGA thereunder or otherwise in respect of the restrictive covenants set forth in such agreements shall survive termination of this Agreement.


                           ARTICLE  4
        PROFESSIONAL SERVICES, CONTROL OF SOLICITATION,
     APPROVAL OF ADVERTISING MATERIAL AND NO RECIPROCATION


     4.1 A fundamental understanding between the parties hereto is that the rendering of orthodontic services by the PC shall be separate and independent from the provision of administrative, management and support services by the MSO. Thus, the PC shall have sole and absolute control of the delivery of all professional services and treatment rendered to patients at the Orthodontic Office.

     4.2 No employee or other representative of the MSO shall be engaged in solicitation of, or allowed to solicit, patients on behalf of the PC, nor shall the MSO have any control over the PC's patients.

     4.3 No advertising or promotional materials, or other materials of any nature, including billing and collection forms, reports, agreements, correspondence, or similar materials, used in connection with the PC shall be used or distributed without having first been approved by the PC.

     4.4 The parties hereby acknowledge and agree that the benefits conferred upon each of them hereunder neither require nor are in any way contingent upon the admission, recommendation, referral, or any other arrangement for the provision of any item or service offered by the MSO to any patients of the PC or its shareholders, officers, directors, employees, contractors or agents, nor are such benefits in any way contingent upon the recommendation, referral or any other arrangement for the provision of any item or service offered by the PC or any of its Practice Providers, employees, contractors or agents.

                           ARTICLE  5
            LEASE OF OFFICE FACILITIES AND EQUIPMENT

     5.1 In consideration of the sums to be paid to the MSO under the terms of this Agreement, the MSO hereby leases or sub-leases, as applicable, to the PC during the Term of this Agreement the Orthodontic Office, and the leasehold improvements and fixtures, furniture and equipment at the Orthodontic Office as listed from time to time on Schedule 2 attached hereto and incorporated herein by this reference, under the following terms and conditions:

          (a) The MSO is the lessee by assignment under a lease for the premises occupied by the PC (collectively, the "Master Lease") a copy of which is attached hereto as Exhibit A and incorporated herein by this reference. The PC hereby acknowledges that the premises described under the Master Lease are suitable for the PC's orthodontic practice. Based and contingent upon the PC's promise to timely pay all amounts due under this Agreement, the MSO hereby agrees to sublease the leased premises to the PC upon the following terms and conditions:

               (i) This sublease between the MSO and the PC of the premises shall be subject to all of the terms and conditions of the Master Lease. In the event of the termination of the MSO's interest as lessee under the Master Lease for any reason, then the sublease created hereby shall simultaneously terminate, unless the PC assumes the obligations under the Master Lease in question and the Lessor consents thereto.

               (ii) All of the terms and conditions contained in the Master Lease are incorporated herein as terms and conditions of the sublease (with each reference therein to "Lessor" and
"Lessee,"  to  be  deemed  to  refer  to  the  MSO  and  the  PC, respectively) and, along with the provisions of this Section 5.1(a) and Exhibit "A," shall be the complete terms and conditions of the sublease created hereby.

               (iii) Notwithstanding the foregoing, as between the MSO and the PC, the MSO shall remain responsible for meeting the obligations of "Lessee" under the sections entitled Rent, Additional Rent Adjustment, Insurance on Fixtures, Liability Insurance, Repairs, and Taxes of the Master Lease, or the sections containing provisions relating to the subjects described in such titles, as the case may be, all of which obligations shall be considered MSO Expenses hereunder and the PC shall have no monetary obligation in that regard. In addition, as between the MSO and the PC, the MSO shall retain the right to exercise any options to purchase the premises, or other similar rights of ownership or possession, which may be granted under the Master Lease, and the PC shall have no rights in that regard.

               (iv) In the event this Agreement is terminated according to its terms, this sublease shall also terminate automatically.

               (v) If the Master Lease contains an option to renew the terms thereof, the MSO shall notify the PC, at least 30 days prior to the expiration of the time for exercising such option, of the MSO's intention to renew or not to renew such term. If the MSO determines not to renew such term, the MSO shall provide or arrange for the provision of comparable office space (the "Substitute Orthodontic Office") within a radius of 15 miles of the Orthodontic Office, which Substitute Orthodontic Office shall be subject to the approval of the PC (which approval shall not be unreasonably withheld or delayed). The lease or sublease for such Substitute Orthodontic Office, as applicable, shall be substituted for the lease described on Exhibit A hereto and all references to the "Master Lease" shall thereafter be applicable to the lease or sublease for the Substitute Orthodontic Office for purposes of this Agreement, ab initio.

               (vi) The Alternative Dispute Resolution provisions set forth in Article 14 of this Agreement shall not apply to any issues concerning the Sub-Lease, the PC's tenancy or the MSO's rights and remedies as Sub-Lessor.

     5.2 The MSO shall provide the PC at the Orthodontic Office such additional leasehold improvements, fixtures, furniture, furnishings and equipment as may be mutually agreed to with the PC and reflected from time to time on a supplement to Schedule 2 attached hereto and incorporated by reference. The use by the PC of all leasehold improvements, fixtures, furniture, furnishings and equipment provided hereunder shall be subject to the following conditions:

          (a) Title to all such leasehold improvements, fixtures, furnishings, furniture and equipment shall remain in the MSO and upon termination of this Agreement, the PC shall immediately return and surrender all such leasehold improvements, fixtures, furniture, furnishings and equipment to the MSO in as good condition as when received, normal wear and tear excepted.

          (b)   The  MSO  shall be fully and entirely responsible
for   all   repairs  and  maintenance  of  all   such   leasehold
improvements, fixtures, furniture, furnishings and equipment (other than repairs and maintenance necessitated by the negligence of the PC, its employees and agents (not including the MSO or its employees or agents)); provided, however, that the PC agrees that it will use its best efforts to prevent damage, excessive wear, and breakdown of all such leasehold improvements, fixtures, furniture, furnishings and equipment, and shall advise the MSO of any and all needed repairs and equipment failures.

          (c) The obligation of the MSO to provide the leasehold improvements, fixtures, furniture, furnishings and equipment stated herein shall be concurrent and co-extensive with the Term of this Agreement.

     5.3. No Warranty.5.3. No Warranty.

          (a) THE PC ACKNOWLEDGES THAT THE MSO MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, AS TO THE SUITABILITY OR ADEQUACY OF ANY LEASEHOLD IMPROVEMENTS, FIXTURES, FURNITURE, FURNISHINGS, EQUIPMENT, INVENTORY OR SUPPLIES PROVIDED OR LEASED OR SUBLEASED PURSUANT TO THIS AGREEMENT FOR THE CONDUCT OF AN ORTHODONTICS PRACTICE OR FOR ANY OTHER PARTICULAR PURPOSE.

          (b) Nothing in this Agreement shall be construed to affect or limit in any way the professional discretion of the Practice Providers to select and use fixtures, furniture, furnishings and equipment, inventory and supplies purchased or provided by the MSO in accordance with the provisions of this Agreement insofar as such selection or use constitutes or might constitute the practice of dentistry or orthodontics.


                           ARTICLE  6
                          COMPENSATION

     As consideration for the performance of all of its duties and obligations as provided in this Agreement, including but not limited to, the costs and expenses associated with furnishing the services, personnel, facilities, leasehold improvements, fixtures, furniture, furnishings, equipment, inventories and supplies provided for herein, the MSO shall receive compensation in the form of monthly management fees (the "Management Fees") based upon a predetermined percentage of the "Practice Revenues", as defined and determined in accordance with the provisions set forth in Schedule 3 attached hereto and incorporated herein by this reference, as such Schedule may be amended in writing and signed by the PC and the MSO from time to time. It is acknowledged by and between the parties hereto that the MSO and/or its affiliates has (have) incurred substantial expenses and future obligations in acquiring certain assets of the PC, acquiring or otherwise establishing the Orthodontic Office, establishing its systems, including fees for consultants and other professionals, interest expense, lease obligations, and costs of furnishing or refurbishing the premises at which the Orthodontic Office is located. The MSO has also assumed substantial obligations associated with the continuing operation of the Orthodontic Office, including those of lessee, obligor and guarantor and obligor on loans to establish and operate the Orthodontic Office. The parties, therefore, having considered various compensation formulae, acknowledge and agree that in order for the MSO to receive a fair and reasonable return for its expenses and obligations, and a fair return for the lease of the premises and equipment and for providing the services contemplated hereunder, that the agreed compensation is not excessive. The PC acknowledges that the compensation arrangement is reasonable under the circumstances noted herein and Dr. Villa has executed an Affidavit attesting to this fact which is attached hereto and incorporated herein as Exhibit C. In consideration of the foregoing, the parties agree that the monthly Management Fees payable to the MSO by the PC for services rendered pursuant to this Agreement shall be reviewed and subject to adjustment at the close of each year of the Term of this Agreement based upon industry standards of practice and the MSO's costs in performing the required services. If the parties cannot agree within thirty (30) days prior to the close of any such year on the terms of any adjustment to the Management Fees for the following year, then the then existing Management Fees shall remain in effect. The PC specifically agrees that the MSO may defer actual receipt of its Management Fees and/or advance monies for purposes of managing the PC's cash flow, and the MSO may repay itself such advances or pay said deferred Management Fees when it deems appropriate.

                           ARTICLE  7
                       SECURITY INTEREST

     As assurance and collateral security for the payment of the monthly Management Fees owed to the MSO pursuant to this Agreement and any funds advanced by the MSO to or on behalf of the PC pursuant to this Agreement and for the faithful and timely performance of all the covenants and conditions to be performed by the PC under this Agreement, the PC hereby pledges, grants, bargains, assigns and transfers to the MSO a security interest, pursuant to the Uniform Commercial Code of the State, in and to all Practice Revenue and accounts receivable of patients of the PC, together with all proceeds thereof (collectively, the "Collateral"), and further agrees not to pledge, assign, transfer or convey any of the Collateral or any proceeds therefrom, without the prior written consent of the MSO, except to affiliates of the MSO. Concurrent with the execution of this Agreement, the PC shall execute a Security Agreement, similar in form and content as that attached hereto as Exhibit D and incorporated herein by this reference in order that the MSO may perfect its interest in the Collateral. The PC expressly agrees to execute and deliver any appropriate UCC-1 Financing Statement and UCC-1 Fixture filings, if so requested in writing by the MSO.


                           ARTICLE  8
                           COVENANTS

     8.1 PC's Covenants. As further consideration for the MSO's performance of the terms and conditions of this Agreement, the PC covenants, represents and warrants as follows (which covenants, representations and warranties shall survive the execution of this Agreement):
          (a) The PC shall comply with all Laws and ethical and professional standards applicable to the practice of orthodontics and cause all of its employees to do the same.

          (b) The PC shall provide quality services and shall cause Dr. Villa and the Orthodontists (if any) to serve the orthodontic needs of the patients of the PC. The PC covenants to monitor rigorously utilization and quality of services provided at the Orthodontic Office and shall take all steps necessary to remedy any and all deficiencies in the efficiency or the quality of orthodontic care provided.

          (c) During the Term of this Agreement, the PC shall not, directly or indirectly, own an interest in, operate, join, control, participate in or be connected in any manner with any corporation, partnership, proprietorship, firm, association, person or entity providing orthodontic care in competition with the practice at the Orthodontic Office, or any other orthodontic practice managed by the MSO, within a radius of 15 miles of the Orthodontic Office or of such other orthodontic practice, without the MSO's prior written consent.

          (d) The PC recognizes the proprietary interest of OMEGA in and to its OMEGA Patient Scheduling System and the MSO in its systems for managing the delivery of orthodontic care and all policies, procedures, operating manuals, forms, contracts, computer software, related materials and other information, as amended from time to time (collectively, the "MSO Information"), regarding such systems. The PC acknowledges and agrees that all information, whether imparted orally or in writing, relating to the OMEGA Patient Scheduling System and the MSO Information (collectively the "Confidential Information") constitutes trade secrets of OMEGA and/or the MSO. The PC hereby waives any and all right, title and interest in and to such Confidential Information. Upon expiration or termination of this Agreement by either party for any reason whatsoever, the PC, at its expense, shall immediately return and shall cause its shareholders, directors, officers, affiliates, partners, employees and independent contractors to immediately return to OMEGA or the MSO, as applicable, all Confidential Information, and the PC will not, and will cause its shareholders, directors, officers, affiliates, partners, employees and independent contractors not to, thereafter use, appropriate, disclose, or reproduce such Confidential Information.

          (e) The PC acknowledges and agrees that OMEGA and the MSO are entitled to prevent their respective competitors from obtaining and utilizing their respective trade secrets. The PC further agrees and acknowledges that the Confidential Information is disclosed in confidence and with the understanding that it constitutes valuable business information developed by the MSO with the assistance of OMEGA, or OMEGA, as the case may be, at great expenditures of time, effort and money. The PC agrees to hold in trust and keep strictly confidential the Confidential Information and not to disclose it or allow it to be disclosed directly or indirectly to any person or entity other than persons who are engaged by the PC to perform duties in connection with the PC and who have a need to know such Confidential Information in the performance of their duties for the PC, without OMEGA's or the MSO's prior written consent, as the case may be. The PC acknowledges its fiduciary obligations to OMEGA and the MSO and the confidentiality of its relationships with OMEGA and the MSO and of any information relating to the services and business methods of OMEGA and the MSO which it may obtain during the term of this Agreement. The PC shall not, either during the term of this Agreement or at any time after the expiration or sooner termination hereof, disclose to anyone, other than employees or independent contractors of OMEGA and the MSO who use OMEGA's and the MSO's system in the course of the performance of their duties, any Confidential Information or trade secrets obtained by the PC. The PC also agrees to place any persons to whom said information is disclosed for the purpose of performance under legal obligation to treat such information as strictly confidential. The PC acknowledges that the disclosure of Confidential Information to it by the MSO is done in reliance upon its representations and covenants in this Agreement.

          (f) The PC further expressly acknowledges and agrees that any use, appropriation, disclosure or reproduction of any Confidential Information in breach or violation of any of the representations or covenants of this Section 8.1 after the expiration or termination of this Agreement will result in irreparable injury to the MSO and OMEGA, that the remedy at law for the foregoing would be inadequate, and that in the event of any such use, appropriation, disclosure or reproduction of any such Confidential Information after the termination or expiration of this Agreement, the MSO and OMEGA, in addition to any other remedies or damages available to either or both of them, shall be entitled to injunctive relief, including specific performance, or other equitable relief without the necessity of proving actual damages or posting any bond or other security, but such rights to relief shall not preclude the MSO and OMEGA from other remedies which may be available to either or both of them hereunder.

     8.2 MSO's Covenants. As further consideration for the PC's performance of the terms and conditions of this Agreement, the MSO covenants, represents and warrants (which covenants, representations and warranties shall survive the execution of this Agreement) that during the Term of this Agreement, the MSO agrees not to establish, develop or open any offices in affiliation with an orthodontist for the provision of orthodontic services within a 15 mile radius of the Orthodontic Office, without the express written consent of the PC.

                           ARTICLE 9
                    INSURANCE AND INDEMNITY

     9.1 Insurance to be Maintained by the PC. Throughout the Term of this Agreement, the PC shall maintain in full force and effect comprehensive professional liability insurance with limits of not less than $500,000 per occurrence and $1,000,000 annual aggregate for Dr. Villa and each of the Orthodontists providing services for the PC and a separate limit for the PC. The PC shall be responsible for all liabilities within deductibles and for all liabilities in excess of the limits of such policies. The MSO agrees to negotiate for and cause premiums to be paid on behalf of the PC with respect to such insurance. Deductibles with respect to such policies shall not be MSO Expenses. The MSO shall reimburse the PC for premiums in accordance with the Approved Budget. The PC also agrees to name the MSO and OMEGA as co-insureds. The PC agrees to deliver to the MSO and OMEGA a certificate of insurance indicating such coverage.

     9.2 Insurance to be Maintained by the MSO. Throughout the Term of this Agreement, the MSO will use reasonable efforts to provide and maintain, as an MSO Expense: (a) comprehensive professional liability insurance for all professional employees of the MSO with limits as determined reasonable by the MSO; and
(b) comprehensive general liability and property insurance covering the Orthodontic Office premises and operations.

     9.3 Tail Insurance Coverage. The PC will cause Dr. Villa and each Orthodontist (if any) providing services to enter into an agreement with the PC that upon termination of Dr. Villa's or such Orthodontist's relationship with the PC, for any reason, tail insurance coverage will be purchased by Dr. Villa or such Orthodontist. Such provisions may be contained in an employment agreement, restrictive covenant agreement or other agreement entered into by the PC and Dr. Villa or the Orthodontist, and the PC hereby covenants with the MSO to enforce such provisions relating to the tail insurance coverage or to provide such coverage at the expense of the PC or Dr. Villa or each such Orthodontist.

     9.4   Additional Insureds.  The PC and the MSO agree to  use
their  reasonable  efforts  to  have  each  other  named  as   an
additional insured on the other's respective liability insurance policies.

     9.5 Indemnification. The PC shall indemnify, hold harmless and defend the MSO and OMEGA and their respective officers, directors, shareholders, employees and representatives, from and against any and all liability, losses, damages, claims, causes of action, expenses (including reasonable attorneys' fees), judgments, settlements, lawsuits and obligations, whether or not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of orthodontic services or the performance of any intentional acts, negligent acts or omissions by the PC and/or its affiliates, its shareholders, agents, the Practice Providers, its other employees and/or its subcontractors (other than the MSO) during the Term hereof. The MSO shall indemnify, hold harmless and defend the PC, its officers, directors, shareholders and employees, from and against any and all liability, loss, damage, claim, causes of action, expenses (including reasonable attorneys' fees), judgments, settlements, lawsuits and obligations, whether or not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of any intentional acts, negligent acts or omissions by the MSO and/or its shareholders, agents, employees and/or subcontractors (other than the PC) during the Term hereof.

                          ARTICLE  10
                          TERMINATION

     10.1 Termination by the PC. The PC may terminate this Agreement as follows:

          (a)   In  the  event  of the filing of  a  petition  in
voluntary bankruptcy or an assignment for the benefit of creditors by the MSO, or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of debtors by the MSO, except for the filing of a petition in involuntary bankruptcy against the MSO which is dismissed within sixty (60) days thereafter, the PC may give written notice of the immediate termination of this Agreement.

          (b) In the event the MSO shall materially default in the performance of any duty or obligation imposed upon it by this Agreement and such default shall continue for a period of sixty
(60) days after written notice thereof has been given to the MSO by the PC, the PC may terminate this Agreement.


     10.2 Termination by the MSO. The MSO may terminate this Agreement as follows:

          (a)   In  the  event  of the filing of  a  petition  in
voluntary bankruptcy or an assignment for the benefit of creditors by the PC or any shareholders thereof, or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of debtors by the PC or any shareholders thereof, except for the filing of a petition in involuntary bankruptcy against the PC or any shareholder thereof which is dismissed within sixty (60) days thereafter, MSO may
give   written  notice  of  the  immediate  termination  of  this
Agreement.

          (b) In the event the PC fails to perform orthodontic services on a full-time basis consistent with its pattern of practice in the immediately preceding calendar year and such default shall continue for a period of ten (10) days after written notice thereof has been given to the PC by the MSO, the MSO may terminate this Agreement.

          (c) In the event the PC shall materially default in the performance of any other duty or obligation imposed upon it by this Agreement, and such default shall continue for a period of sixty (60) days after written notice thereof has been given to the PC by the MSO, the MSO may terminate this Agreement.

          (d) In the event Dr. Villa or any Orthodontist breaches or defaults under his or her Employment Agreement and the PC does not cause Dr. Villa or such Orthodontist to cure such breach or default within any applicable grace period therefor, the MSO may give written notice of the immediate termination of this Agreement.

     Upon any termination of this Agreement or upon expiration of the Term of this Agreement, the MSO shall be entitled to receive the Management Fees collected to the effective date of such termination or expiration, the amounts of any loans or advances (including any accrued but unpaid interest thereon) and all other sums accrued or related to occurrences arising at or prior to the date of termination.


                          ARTICLE  11
            AUTHORIZED AGENT AND POWERS OF ATTORNEY

     The PC hereby designates the MSO (and its designees) its authorized agent and lawful attorney-in-fact for purposes of depositing payments, paying accounts payables, signing checks, negotiating and signing contracts for services or goods, securing loans or incurring obligations on behalf of the PC; provided, however, that all contracts or fees set for services on behalf of the PC will be subject to final approval and acceptance by the
PC.   Additionally, the PC hereby irrevocably  appoints  the  MSO
(and  its designees) its authorized agent and lawful attorney-in-
fact   to   collect  all  bills  and  accounts   receivable   for
professional fees, charges and other amounts and authorizes the MSO through its designees to take possession of all checks, money orders and similar instruments received as payment of receivables to be deposited into the PC Account. The PC hereby irrevocably appoints the MSO (and its designees) as the PC's attorney-in-fact, with full power and authority in the place and stead of the PC, in the MSO's discretion, to endorse in the name of the PC any checks, payments, notes, insurance payments and money orders, to withdraw funds for payments of expenses, including Management Fees and other sums payable to the MSO, to open and close the PC Account and other bank accounts, to take any action and to execute any other instrument which the MSO may deem necessary or
advisable  to  accomplish the purposes  hereof.   The  powers  of
attorney granted herein are coupled with an interest and are irrevocable. Third parties and entities and persons not a party to this Agreement are entitled to rely on the foregoing attorneys-
in-fact  and  an  affidavit of the MSO  attesting  thereto.   The
acceptance of this appointment by the MSO shall not obligate it to perform any duty or covenant required to be performed by the
PC  under  or  by virtue of this Agreement.  Notwithstanding  the foregoing  powers of attorney, the PC shall at any time,  on  the
request   of   the  MSO,  sign  financing  statements,   security
agreements   or  other  agreements  necessary  or  advisable   to
accomplish the purpose of this Agreement.  Upon the PC's  failure
to   sign   and  deliver  said  financing  statements,   security
agreements or other agreements, the MSO is authorized as the agent of the PC to sign any such instruments. The PC may review all deposits and expenses upon request.

                          ARTICLE  12
              INDEPENDENT CONTRACTOR RELATIONSHIP


     Neither the PC nor its employees or Practice Providers shall have any claim under this Agreement or otherwise against the MSO for workers' compensation, unemployment compensation, sick leave, vacation pay, retirement benefits, Social Security benefits, or any other employee benefits, all of which shall be the sole responsibility of the PC. Since neither the PC nor its employees are employees of the MSO, the MSO shall not be obligated to make any withholding tax payments on behalf of the PC for unemployment insurance, Social Security, or otherwise pursuant to any law or requirement of any governmental agency, and all such withholding, if any is required, shall be the sole responsibility of the PC.


                          ARTICLE  13
                         MISCELLANEOUS

     13.1 Access to Records. From and after any termination, each party shall provide the other party with reasonable access to books and records then owned by it to permit such requesting party to satisfy reporting and contractual obligations which may be required of it.

     13.2 Patient Records. Upon termination of this Agreement, the PC shall retain all patient dental records maintained by the PC or the MSO in the name of the PC. During the term of this Agreement, and thereafter, the PC or its designee shall have reasonable access during normal business hours to the PC's and the MSO's records, including, but not limited to, records of collections, expenses and disbursements as kept by the MSO in performing the MSO's obligations under this Agreement, and the PC may copy any or all such records.

     13.3 The PC's Control Over the Orthodontic Practice. Notwithstanding the authority granted to the MSO herein, the MSO and the PC agree that the PC, personally or through Dr. Villa or any of its Orthodontists (if any) and other Practice Providers, shall have complete control and supervision over the professional aspects of the PC's practice, as well as the provision of all professional services, including, without limitation, the selection of a course of treatment for a patient, the procedures or materials to be used as a part of such course of treatment, and the manner in which such course of treatment is carried out by the PC. The PC shall have sole authority to direct the business, professional, and ethical aspects of the PC. The MSO shall have no authority, directly or indirectly, to perform, and shall not perform, any orthodontic function, or to influence or otherwise interfere with the exercise of the PC's professional judgment. The MSO may, however, advise the PC as to the relationship between its performance of orthodontic functions and the overall administrative and business functioning of the PC.

                           ARTICLE 14
                 ALTERNATIVE DISPUTE RESOLUTION

     14.1 Alternative Dispute Resolution.

          (a) If a dispute arises under this Agreement which cannot be resolved informally by the parties, any party may invoke the procedures set forth in Exhibit E hereto and the parties agree to use these procedures, except paragraph (b) of this Section 14.1, prior to any party pursuing other available remedies. The parties will meet and attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement.

          (b) Notwithstanding anything in this Section 14.1 to the contrary:

               (i) Nothing in this Section 14.1 shall preclude any party from seeking a preliminary injunction or other provisional relief, either prior to or during the proceeding provided for in this section, if in its judgment such action is necessary to avoid irreparable damage or to preserve the status quo.

               (ii) The parties shall accept as correct, final, binding and conclusive the determination by the outside accountants then employed by the MSO as to the calculation of any and all Management Fees owed by the PC to the MSO hereunder, and such determination shall not be subject to the provisions of this
Section 14.1. Disputes as to the proper interpretation of the provisions of this Agreement which describe how those amounts are to be calculated, however, shall be subject to the provisions of this Section 14.1.

               (iii) Any determination by either party not to renew this Agreement in accordance with the terms and provisions of this Agreement shall not be subject to the provisions for dispute resolution in this Section 14.1.

     14.2  Waiver  of Jury.  With respect to any dispute  arising under or in connection with this Agreement or any related agreement, as to which legal action nevertheless occurs, each party hereby irrevocably waives all rights it may have to demand a jury trial. This waiver is knowingly, intentionally and voluntarily made by the parties and each party acknowledges that no person acting on behalf of the other party has made any representation of fact to induce this waiver of trial by jury or in any way modified or nullified its effect. The parties each further acknowledge that it has been represented (or has had the opportunity to be represented) in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel. Each party further acknowledges that it has read and understands the meaning and ramifications of this waiver provision.

                          ARTICLE  15
                       GENERAL PROVISIONS

     15.1 Notices. Any notice to be given pursuant to this Agreement shall be deemed effective if given personally, or by telephone, telegram, telecopy, facsimile or other electronic transmission, or by letter to an officer or administrator of OMEGA, the MSO or the PC, as the case may be. Notice in person, or by telephone, telegram or electronic transmission shall be deemed effective when given. Notice by mail shall be deemed effective seventy-two (72) hours after deposit in the United States mails, and properly addressed with postage prepaid.

          Notices to the PC shall be given as follows:

          Richard H. Villa, D.M.D., PC
          10120 West Broad Street Road, Suite L
          Glen Allen, Virginia  23060
          Attn: Richard H. Villa, D.M.D.


or such other address as may be furnished by the PC to the MSO from time to time in writing.

          Notices to OMEGA and/or the MSO shall be given as follows:

          Omega Orthodontics, Inc.
          3621 Silver Spur Lane
          Acton, CA 93510
          Attn: Robert Schulhof


or other such addresses as may be furnished by the MSO to the PC from time to time in writing.

     15.2 Confidentiality. No party hereto shall disseminate or release to any third party any information regarding any provision of this Agreement, or any financial information regarding the other parties (past, present or future) that was obtained in the course of the negotiation of this Agreement or in the course of the performance of this Agreement, without the other party's or parties' (as the case may be) written approval; provided, however, the foregoing shall not apply to information which is required to be disclosed by Law, including federal or state securities laws, or pursuant to court order.

     15.3 Contract Modifications for Prospective Legal Events. In the event any Laws, now existing or enacted or promulgated after the effective date of this Agreement, are interpreted by judicial decision, a regulatory agency or legal counsel for both parties in such a manner as to indicate that the structure of this Agreement may be in violation of such Laws, the PC and the MSO shall amend this Agreement as necessary to comply with such Laws. To the maximum extent possible, any such amendment shall preserve the underlying economic and financial arrangements between the PC and the MSO.

     15.4 Remedies Cumulative. No remedy set forth in this Agreement or otherwise conferred upon or reserved to any party shall be considered exclusive of any other remedy available to any party, but the same shall be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient.

     15.5 No Obligation to Third Parties. None of the obligations and duties of the MSO or the PC under this Agreement shall in any way or in any manner be deemed to create any obligation of the MSO or of the PC to, or any rights in, any person or entity not a party to this Agreement other than OMEGA which shall be deemed a party for limited purposes as set forth in this Agreement.

     15.6 Entire Agreement; Termination of Interim Management Agreement. This Agreement including the Schedules and Exhibits hereto, the Affiliation Agreement, including any schedules, exhibits and related agreements thereto, the Stock Put/Call Option and Successor Designation Agreement of even date herewith by and among the PC, Dr. Villa, OMEGA and the MSO, including any schedules, exhibits and related agreements thereto, and the Employment Agreement(s) (including the related non-competition agreements or covenants), constitute the entire agreement between the parties concerning this subject matter, and supersedes all prior and contemporaneous agreements, representations and understandings of the parties concerning the contents hereof, including but not limited to the Interim Management Agreement. Upon execution of this Agreement, the Interim Management Agreement shall terminate and all provisions and terms thereof shall become null and void, except as otherwise provided herein.

     15.7 Assignment. The rights and the duties of the parties under this Agreement may not be assigned or transferred without the prior written consent of the non-assigning party, which consent shall not be unreasonably withheld; provided, however, that the MSO shall be permitted to assign its rights and obligations hereunder without the consent of the PC to any person, firm or corporation controlled by the MSO, controlling the MSO or under common control with the MSO.

     15.8 Attorneys' Fees. If any mediation or arbitration or other legal action or proceeding is brought to enforce this Agreement, because of any alleged breach hereof, or for a declaration of any rights and obligations hereunder, the prevailing party in such mediation or arbitration, action or proceeding shall be entitled to recover its costs incurred therein, including reasonable attorneys' fees, in addition to any other relief to which it may be entitled, all as determined and awarded by the parties in such mediation or by the arbitrator or court as part of its judgment or decision therein, as the case may be.

     15.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State. The parties acknowledge that the MSO is not authorized or qualified to engage in any activity which may be construed or deemed to constitute the practice of dentistry or orthodontics. To the extent any act or service required of the MSO in this Agreement should be construed or deemed, by any governmental authority, agency or court to constitute the practice of dentistry or orthodontics, the performance of said act or service by the MSO shall be deemed waived and forever unenforceable and the provisions of Section 15.14 shall be applicable.

     15.10 Events Excusing Performance. Neither party shall be liable to the other party for failure to perform any of the services required herein in the event of strikes, lock-outs, calamities, acts of God, unavailability of supplies or other events over which that party has no control for so long as such events continue, and for a reasonable period of time thereafter.

     15.11      Compliance  with Applicable Laws.   Both  parties
shall comply with all applicable Laws and restrictions imposed thereunder in the conduct of their obligations under this Agreement.

     15.12 Language Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

     15.13 Amendments. This Agreement may be supplemented, modified or amended only by the written consent of all parties hereto, except as otherwise provided herein.

     15.14 Severability. In the event any provision of this Agreement is held by a court of competent jurisdiction to be illegal or unenforceable, (i) the parties shall amend this Agreement in order to carry out the intent and essential business purposes of this Agreement as closely as possible within the requirements of applicable provisions of Law as determined by such a court, and (ii) the remaining provisions of this Agreement shall continue in full force and effect.

     15.15 No Waiver. The waiver by any party to this Agreement of any one or more defaults, if any, on the part of any other party, shall not be construed to operate as a waiver of any other or future defaults under this Agreement. No waiver shall be binding unless executed in writing by the party making the waiver.

     15.16 Captions. Captions to sections in this Agreement are for ease of reference, and shall not be considered an interpretation of the section.

     15.17 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original.

          IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.

                                   PC:

                                   RICHARD H. VILLA, D.M.D., PC

                                   By:  /s/ Robert J. Schulhof
                                        Richard     H.     Villa,
President

                                   MSO:

                                   OMEGA ORTHODONTICS OF
                                      VIRGINIA, INC.

                                   By:  /s/ Robert J. Schulhof
                                        Robert    J.    Schulhof,
President

                                   OMEGA:
                                   OMEGA ORTHODONTICS, INC.

                                   By:  /s/ Robert J. Schulhof
                                   Robert J. Schulhof, President

                           SCHEDULE 1

                       THE ORTHODONTISTS


Name and Address

Richard H. Villa, D.M.D.
10120 West Broad Street Road, Suite L
Glen Allen, Virginia  23060

                           SCHEDULE 2

                    ORTHODONTIC OFFICE AND

                  ORTHODONTIC OFFICE SERVICES


                       [Dr. Villa Attach]

                           SCHEDULE 3

                 COMPENSATION - MANAGEMENT FEES


     The MSO and the PC have agreed that upon receipt of the Practice Revenues each month, the compensation shall be paid to the MSO and the PC as follows:

     1. First, the MSO Expenses shall be paid, until paid in full.

     2. Second, to the extent that there are Practice Revenues remaining after payment of the MSO Expenses, a monthly management fee of $2,500 shall be paid to the MSO. Any portion of the management fee which is not paid shall accrue.

     3. The balance, if any, of Practice Revenues received for the month, remaining after payment of items 1 and 2 shall be considered profit, and distributed as follows:

          (a) First to the PC, up to a monthly maximum of twenty-five percent (25%) of Practice Revenue collected for such month.

          (b) Any balance remaining after the payment of 3(a), shall be paid to the MSO, up to an monthly maximum amount of the difference between twenty-five percent (25%) of Practice Revenue collected for such month less $2,500.

     At the end of each quarter during the Term the MSO shall provide the PC with an unaudited internal accounting of the MSO Expenses, prepared in accordance with the accrual method of accounting. If the MSO Expenses as reflected in such accounting as having been paid by the MSO are less than sixty (60%) percent of the Practice Revenues for such quarter, fifty (50%) percent of such difference shall be returned by the MSO to the PC as a profit incentive rebate (the "Rebate"). If the Agreement to which this Schedule 3 is attached is terminated or expires, the foregoing Management Fees shall be payable to the MSO based on all Practice Revenue collected as of the date of termination or expiration.

     Payment to the MSO shall be made in monthly installments based on the Practice Revenues realized by the MSO for services rendered under the Agreement. The MSO shall distribute the proceeds from the PC Account and allocate the proceeds between the MSO and the PC as described above, on or before the 15th day of the succeeding month. In the event the 15th day falls on a weekend or holiday, then said distribution shall be made on the next business day. The parties to the Agreement may agree to handle such matters in a different manner.

     For purposes of the Agreement, "Practice Revenues" shall mean gross collections of all revenues generated by or on behalf of the PC (whether through subsidiaries or affiliates), including, but not limited to, all fees and charges collected as a result of professional dental or orthodontic services furnished to patients by the PC and for any other goods or services sold or provided to such patients.

     Notwithstanding 3(a) above, each month during the term of the Agreement, the PC shall be entitled to a draw of the greater of the amounts payable under 3(a), or $__________. If Practice Revenues are insufficient to support the draw amount, the difference shall be paid by the MSO. The draw amount and the actual compensation due the PC under this Schedule shall be reconciled at the end of each year.

                           EXHIBIT A

               ORTHODONTIC OFFICE - MASTER LEASE


                       [Dr. Villa Attach]

                           EXHIBIT B

                       PRACTICE PROVIDERS


                       [Dr. Villa Attach]

                           EXHIBIT C

                         PC'S AFFIDAVIT


                           AFFIDAVIT

     I, Richard H. Villa, D.M.D., declare:

     I am an orthodontist, duly licensed in the Commonwealth of Virginia and I practice through a professional corporation under the name Richard H. Villa, D.M.D., PC (the "PC").

     I have had substantial experience in the practice of orthodontics and in managing and operating an orthodontic office located at 10120 West Broad Street Road, Suite L, Glen Allen,
Virginia 23060 (the "Orthodontic Office").

     In the course of operating the Orthodontic Office, I have acquired significant knowledge as to the overhead costs incurred and gross receipts generated by similar types of orthodontic office. Further, I am fully aware of the non-orthodontic, operational, accounting, billing, financing, management and personnel requirements of an orthodontic office and the cost factors involved in providing such management, personnel, accounting, billing, financing and operations.

     I have thoroughly reviewed the Management Services Agreement (the "Agreement"), which is effective as of ________________, 1997, among between the PC, Omega Orthodontics, Inc. and Omega Orthodontics of Virginia, Inc. (the "MSO") concerning the duties, responsibilities and obligations undertaken by the MSO in managing and operating all non-orthodontic aspects of the Orthodontic Office as contemplated by the Agreement.

     I have reviewed the prior operating financial statements of the Orthodontic Office and an operating budget and estimated income of the Orthodontic Office, which, in my opinion, can reasonably be expected from the operation of said office.

     In my opinion, based upon my experience, the Management Fees of $2,500 per month plus the excess of Twenty-Five Percent (25%) of "Practice Revenues" in excess of $2,500 per month to be charged by the MSO as contemplated by the Agreement, will afford it a reasonable but not excessive return for its services rendered and obligations incurred. In addition, the Twenty-Five Percent (25%) of "Practice Revenues" retained by the PC, will provide reasonable earnings for the performance of orthodontic services.

     I declare under penalty of perjury that the foregoing statement is true and correct to the best of my knowledge and belief.

     Executed  at  ____________ this ___  day  of  _____________,
1997.

                                   ___________________________
                                   Richard H. Villa, D.M.D.

COMMONWEALTH OF VIRGINIA             )
                                     )  ss
________________________________________          __)

________________________, 1997


     Then personally appeared the above-named Richard H. Villa, D.M.D. and acknowledged the foregoing Affidavit to be his free act and deed.

[SEAL]                             ____________________________
                                   Notary Public
                                   My Commission Expires:
                           EXHIBIT D

                       SECURITY AGREEMENT

                       SECURITY AGREEMENT

     THIS SECURITY AGREEMENT is effective as of the 31st day of December 1997, by Richard H. Villa, D.M.D., PC, a Virginia professional corporation (the "PC"), and Richard H. Villa, D.M.D. ("Dr. Villa") who is duly licensed to practice orthodontics in the Commonwealth of Virginia (the "State") and Omega Orthodontics of Virginia, Inc., a Delaware corporation (the "MSO") with reference to the following facts:

     WHEREAS, pursuant to a Management Services Agreement (the "Agreement"), dated as of the date hereof, among the PC, Omega Orthodontics, Inc., a Delaware corporation and the MSO, as assurance and collateral security for the payment of the monthly Management Fees owed to the MSO pursuant to the Agreement and any funds advanced by the MSO to or on behalf of the PC pursuant to the Agreement and for the faithful and timely performance of all the covenants and conditions to be performed by the PC under the Agreement (collectively, the "Obligations") the PC agreed to pledge, grant, bargain, assign and transfer to the MSO a security interest, pursuant to the Uniform Commercial Code of the State, in and to all Practice Revenue and the accounts receivable of patients of the PC, together with all proceeds thereof (collectively, the "Collateral");

     WHEREAS, the PC is obligated as a condition to the MSO's performance under the Agreement to execute and deliver this Security Agreement;

     NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     1. Grant of Security Interest. As and for collateral security for payment or performance as the case may be by the PC of the Obligations and any and all amounts payable under this Security Agreement (collectively, the "Secured Obligations"), the PC hereby pledges, grants, bargains, assigns and transfers to the MSO, a security interest in, the Collateral. Dr. Villa shall cause the PC to perform fully and on a timely basis all of the PC's obligations under this Security Agreement. The MSO may at its option file a financing statement (Form UCC-1) in order to perfect its security interest hereunder.

     2. Representations and Warranties. The PC represents and warrants all of the accounts receivable constituting a portion of the Collateral of the PC pledged to the MSO are and will be validly created obligations of each of the obligors who incurred same for services actually rendered in the ordinary course of business of the PC. Further, the PC represents and warrants that the Collateral is not subject to any lien, pledge, charge, encumbrance or security interest or right or option on the part of any third person.

     3. Release of Security Interest. Upon the termination of the Agreement and payment in full of the accrued Management Fees thereunder and any and all other Secured Obligations, the MSO shall release its security interest hereunder, and will deliver to the PC any property forming part of the Collateral delivered to the MSO and then held by the MSO hereunder.

     4. Realization of Collateral. The MSO shall have, with respect to the Collateral, the rights and obligations of a secured party under the Uniform Commercial Code as adopted in the State. Such rights shall include, without limitation, the following:

          A. The right, upon default, to have the Collateral, or any part thereof, transferred to its own name or to the name of its nominee;

          B. The right, upon default, to sell, assign or deliver as much of the Collateral as is reasonably necessary to repay the defaulted indebtedness (together with expenses attendant upon such sale and repayment), at public or private sale, as the MSO may elect, either for cash or on credit, without assumption of any credit risk and without demand or advertisement (unless otherwise required by law).

          C. The PC hereby irrevocably authorizes the MSO to sign and file financing statements naming the PC as the debtor and the MSO as the secured party, at any time with respect to any Collateral, without the signature of the PC. The PC hereby irrevocably  appoints  the MSO as the PC's authorized  agent  and lawful attorney-in-fact, with full authority in the place and stead of the PC and in the name of the PC, from time to time in the MSO's discretion, to take any action and to execute any instrument which the MSO may deem necessary or advisable to accomplish the purposes hereof. The attorney-in-fact granted herein is coupled with an interest and is irrevocable. Third parties and entities and persons not a party to this Security Agreement are entitled to rely on this attorney-in-fact and an affidavit of the MSO attesting thereto. The acceptance of this appointment by the MSO shall not obligate it to perform any duty or covenant required to be performed by the PC under or by virtue of the Collateral. Notwithstanding the foregoing power of attorney, the PC shall at any time upon the request of the MSO, sign and deliver financing statements, security agreements or other agreements with respect to any Collateral. Upon the PC's failure to sign and deliver said financing statements, security agreements or other agreements, the MSO is authorized as the agent of the PC to sign any such instruments. Upon the request of the MSO, the PC agrees to pay all filing fees and to reimburse the MSO on demand for all costs and expenses of any kind (including, without limitation, legal fees) incurred in any way in connection with the Collateral.

     5. Purchase of Collateral. At any private or public sale of the Collateral or part thereof, the MSO may purchase and pay for the same by cancellation of such portion of the Obligations equal to the purchase price and free of any right of redemption on the part of the PC. The MSO agrees, however, that the PC shall have all rights, including rights of notice, provided by the Uniform Commercial Code as adopted in the State. In any case where notice is required, five days' notice shall be deemed reasonable notice. In the event of any sale hereunder, the MSO shall apply the proceeds in the order set forth below in Paragraph 6 hereof. The MSO may have resort to the Collateral or any portion thereof with no requirements on the part of the MSO to proceed first against any other person or property.

     6. Application of Collateral. Proceeds from the sale of the Collateral or any part thereof shall be applied by the MSO in the following order:

          A. To the payment of the costs and expenses of collection incurred by the MSO, including, without limitation, attorneys' fees and all other reasonable expenses, liabilities and costs incurred by the MSO in connection therewith;

          B. To the payment of the whole amount then owing and unpaid for advances and/or Management Fees;

          C. To the payment in full of all other Obligations of the PC under the Agreement; and

          D. To the payment to the PC of any surplus then remaining from such proceeds.

     7. Extension of Agreement. No renewal or extension of the Agreement, no release or surrender of any Collateral given as security in connection therewith, and no delay in enforcement thereof or in exercising any right or power with respect thereto or hereunder shall affect the rights of the MSO with respect to the Collateral or any part thereof.

     8. Notices. Any notice to be given pursuant to this Agreement shall be deemed effective the same day when such notice is given personally, or by telegram, or electronic transmission to the President of the party to whom notice is being given. Notice by mail shall be deemed effective three days after deposit in the United States mail, and properly addressed with postage prepaid.

          Notices to the MSO shall be given at:

          Omega Orthodontics of Virginia, Inc.
          c/o Omega Orthodontics, Inc.
          3621 Silver Spur Lane
          Acton, CA 93510
          Attn: Robert Schulhof

or other such addresses as may be delivered by the MSO to the PC from time to time in writing.

          Notices to Dr. Villa or the PC shall be given at:

          Richard H. Villa, D.M.D., PC
          10120 West Broad Street Road, Suite L
          Glen Allen, Virginia 23060
          Attn: Richard H. Villa, D.M.D.

or other such addresses as may be delivered by the PC to the MSO from time to time in writing.

     9. Waiver. The waiver by either party to this Security Agreement of any one or more defaults, if any, on the part of the other party, shall not be construed to operate as a waiver of the other or future defaults under this Agreement. This Security Agreement may be amended or modified only by the written consent of both parties.

     10. Additional Documents. The PC agrees that it will duly execute and deliver to the MSO any additional documents which may be reasonably necessary to give effect fully to the security interest granted to the MSO hereunder, including, without limitation, a financing statement on Form UCC-1.

     11. Benefit. This Security Agreement shall inure to the benefit of and shall be binding upon the respective heirs, successors and assigns of the parties hereto.

     12. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State.

     13.    Defined  Terms.    Capitalized  terms  used  in  this
Security Agreement which are not defined herein but which are defined in the Agreement shall have the respective meanings ascribed therein.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first hereinabove written.


PC:                                     MSO:

RICHARD  H.  VILLA, D.M.D., PC                 OMEGA ORTHODONTICS
OF
                                        VIRGINIA, INC.


By:____________________________
By:__________________________
       Richard H. Villa, President                      Robert J.
Schulhof, President


Dr. Villa:

_______________________________
Richard H. Villa, D.M.D.
                           EXHIBIT E


           ALTERNATIVE DISPUTE RESOLUTION PROCEDURES


A.   Method of Invoking ADR Procedures

     1. These procedures may be invoked by any party to an agreement which incorporates these procedures by giving written notice to the other of the dispute and designating a person with decision-making authority (the "representative") to act on behalf of the disputing party regarding the dispute. The other party shall be required to respond to the disputing party's notice within five (5) business days by designating in writing its own representative. A party may choose more than one person to represent it. If a party appoints only one representative, one or more of its officers may nonetheless attend such meetings.

     2. The parties, each acting through its representative, shall meet at a mutually acceptable time and place within five business days after the non-disputing party designates its representative to the other. At that meeting, the parties shall attempt in good faith to negotiate a resolution of the dispute, or failing that, to agree on a method for resolving the claim or dispute.

     3. If, within ten (10) business days after the first meeting or within such longer period of time as the parties may mutually agree, the parties have not succeeded in negotiating a resolution of the claim or dispute or agreeing on a dispute resolution mechanism, they shall submit the dispute to mediation in accordance with the procedures set forth herein.

     4. The parties will jointly appoint a mutually acceptable mediator to mediate the dispute. If the parties are unable to agree on a mutually acceptable mediator within five (5) days after the conclusion of the negotiations described in paragraph 3 above, then the parties shall select a neutral third party from the American Arbitration Association ("AAA"), with the assistance of AAA, unless the parties agree otherwise in finding a mutually acceptable mediator.

     5. The PC and the MSO shall each bear 50% of the fees and costs of the mediator and any fees and costs of the AAA.

     6. The parties agree to participate in good faith in the mediation and negotiations related thereto for a period of thirty
(30) days from appointment of a mediator by any of the parties or the AAA.

B.   Mediation procedures

     1.   The mediator shall be neutral and impartial.

     2.    The  mediator shall control the procedural aspects  of
the  mediation.   The  parties  will  cooperate  fully  with  the
mediator.

          (a) The mediator is free to meet and communicate separately with each party.

          (b)   The  mediator  will decide  when  to  hold  joint
meetings  with  the  parties and when to hold separate  meetings.
There  shall  be  no stenographic record of any meeting.   Formal
rules of evidence will not apply.

          (c) The mediator may request that there be no direct communication between the parties or between their attorneys without the concurrence of the mediator.

     3. Each party may be represented by more than one person, e.g., one or more of its officers and an attorney. Each party will have a representative fully authorized to negotiate a settlement of the dispute present.

     4.   The process will be conducted expeditiously.

     5. The mediator will not transmit information received from any party to another party or any third person unless authorized to do so by the party transmitting the information.

     6. The entire process is confidential. The parties and the mediator will not disclose information regarding the process, including settlement terms, to third persons, unless the parties otherwise agree. The process shall be treated as a compromise negotiation for purposes of the Federal Rules of Evidence and state rules of evidence.

     7. The parties will refrain from pursuing administrative and/or judicial remedies during the mediation process, except as otherwise expressly provided in the agreement which incorporates these procedures.

     8. Unless all parties and the mediator otherwise agree in writing,

          (a) The mediator will be disqualified as a witness, consultant or expert in any pending or future investigation, action or proceeding relating to the subject matter of the mediation (including any investigation, action or proceeding which involves persons not party to this mediation); and

          (b) The mediator and any documents and information in the mediator's possession will not be subpoenaed in any such investigation, action or proceeding, and all parties will oppose any effort to have the mediator and documents subpoenaed.

     9. If the dispute goes into arbitration, the mediator shall not serve as an arbitrator, unless the parties and the mediator otherwise agree in writing.
     10. The mediator, if a lawyer, may freely express views to the parties on the legal issues of the dispute.

     11. The mediator shall not be liable for any act or omission in connection with the mediation.

     12. The mediator may withdraw at any time by written notice to the parties (i) for overriding personal reasons, (ii) if the mediator believes that a party is not acting in good faith, or
(iii) if the mediator concludes that further mediation efforts would not be useful.

C.   Binding Arbitration

     If the parties do not resolve the dispute through mediation within the period provided in Part A above, the parties shall submit the matter to binding arbitration before a qualified sole arbitrator in accordance with the then current Rules of Commercial Arbitration the AAA. The arbitration shall be held in Los Angeles, California. The sole arbitrator shall be agreed upon by the parties within twenty (20) days after either party elects to submit any issue to arbitration or, failing that, shall be selected by the AAA. A qualified arbitrator is one who is familiar with the principal subject matter of the issues to be arbitrated such as by way of example, healthcare services industry matters, management consulting services generally or business law/corporate matters generally. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The arbitrator shall not have the authority to award multiple, punitive or consequential damages under any circumstances.